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As filed with the Securities and Exchange Commission on August 14, 2001

Registration No. 333-4854-LA

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MAXIM PHARMACEUTICALS, INC.
(Name of small business issuer as specified in its charter)

Delaware	87-0279983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8899 University Center Lane, Suite 400
San Diego, CA 92122
(858)453-4040
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Larry G. Stambaugh
Chairman of the Board and President
Maxim Pharmaceuticals, Inc.
8899 University Center Lane, Suite 400
San Diego, CA 92122
(858)453-4040

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lance W. Bridges, Esq.
Michael B. Maledon, Esq.
Cooley Godward LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121
(858)550-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
Not applicable

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

EXPLANATORY NOTE

Maxim Pharmaceuticals, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (Reg. No. 333-4854-LA) (as amended, the "Registration Statement") which, in part, originally registered: (i) 2,875,000 Redeemable Common Stock Purchase Warrants (the "Warrants"), (ii) 2,875,000 shares of Common Stock issuable on exercise of the Warrants, and (iii) an additional 250,000 Warrants (and the related underlying shares of Common Stock) issuable upon exercise of certain warrants issued to the representatives of the several underwriters of the offering contemplated by the Registration Statement. All of the unexercised Warrants expired by their terms on July 10, 2001, and the offering contemplated by the Registration Statement has terminated by virtue of the expiration of such Warrants. At the time of expiration, 1,063,821 of the Warrants remained outstanding, and 1,063,821 shares of Common Stock issuable upon exercise of the Warrants remained unsold. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister such securities originally registered by the Registration Statement as have remained unsold as of the termination of the offering.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 14, 2001.

MAXIM PHARMACEUTICALS, INC.
By:	/s/ DALE A. SANDER Dale A. Sander Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry G. Stambaugh as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effect amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement. Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LARRY G. STAMBAUGH Larry G. Stambaugh	Chairman of the Board, President and (Principal Executive Officer)	August 14, 2001
/s/ DALE A. SANDER Dale Sander	Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 14, 2001
/s/ GARY E. FRASHIER Gary E. Frashier	Director	August 14, 2001
/s/ THEODOR H. HEINRICHS Theodor H. Heinrichs	Director	August 14, 2001

20

/s/ PER-OLOF MÅRTENSSON Per-Olof Mårtensson	Director	August 14, 2001
/s/ F. DUWAINE TOWNSEN F. Duwaine Townsen	Director	August 14, 2001

21

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EXPLANATORY NOTE
SIGNATURES
POWER OF ATTORNEY